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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D, dated April 28, 2003. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Joint Filing Agreement this 28th day of April, 2003.

                                          /s/ Ronald J. Tassinari
                                          ----------------------------
                                              Ronald J. Tassinari

                                          /s/ Audrey K. Tassinari
                                          ----------------------------
                                              Audrey K. Tassinari

                                          /s/ Stephen K. Bannon
                                          ----------------------------
                                              Stephen K. Bannon

                                          /s/ Jeanne Hood
                                          ----------------------------
                                              Jeanne Hood

                                          /s/ Steven G. Barringer
                                          ----------------------------
                                              Steven G. Barringer